Filed Pursuant to Rule 424(b)(3)
Registration No. 333-251433

306,053,642 Shares of Class A Common Stock

This prospectus relates to the resale of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of QuantumScape Corporation as described herein. The securities offered hereunder include 306,053,642 shares of our Class A Common Stock, which includes Class A Common Stock issuable upon conversion of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), 254,319,175 of which are issued and outstanding and 33,584,478 of which are issuable upon the exercise of stock options and the vesting of restricted stock units.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. On August 24, 2021, we redeemed all outstanding public warrants that had not been exercised as of such date (the “Public Warrant Redemption Date”). We received an aggregate of $129,687,711.37 from the cash exercise of public warrants prior to the Public Warrant Redemption Date, net of the amount paid for redemption of unexercised public warrants. On August 30, 2021, we gave notice to all holders of private placement warrants that such warrants would be redeemed on September 30, 2021 unless exercised prior to that date (the “Private Warrant Redemption Date”). Since all private placement warrants were exercised prior to the Private Warrant Redemption Date, none were redeemed and we received an aggregate of $21,742,877.50 from the cash exercises of such warrants. As a result of such redemptions and exercises, no Company warrants remain outstanding. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “QS”. On April 11, 2022 the last quoted sale price for our Class A Common Stock as reported on NYSE was $17.96 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2022.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The QuantumScape design logo and the QuantumScape mark appearing in this prospectus are the property of QuantumScape Corporation. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus may, from time to time, sell up to 306,053,642 shares of Class A Common Stock from time to time in one or more offerings as described in this prospectus. The aforementioned shares were initially registered in our Initial Registration Statement, and no new shares are being registered under the Registration Statement. To the extent necessary, each time that the selling securityholders offer and sell securities, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling securityholders guarantee the accuracy or completeness of this information and neither we nor the selling securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On November 25, 2020 (the “Closing Date”), the original QuantumScape Corporation, now named QuantumScape Battery, Inc. (“Legacy QuantumScape”), consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp., a special purpose acquisition company (“Kensington”). Legacy QuantumScape became a wholly-owned subsidiary of Kensington, and Kensington changed its name to QuantumScape Corporation. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QS”. Our Class B Common Stock is neither listed nor publicly traded.

Unless expressly indicated or the context requires otherwise, the terms “QuantumScape,” “QS,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Kensington Capital Acquisition Corp., after giving effect to the Business Combination, and as renamed QuantumScape Corporation, and where appropriate, our wholly-owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.quantumscape.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as amended on April 6, 2022 (our “Annual Report”);

•

our Current Reports on Form  8-K filed with the SEC on January  5, 2022, January  21, 2022, February  11, 2022, February  16, 2022, and March 1, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•

the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 24, 2020, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

QuantumScape Corporation

1730 Technology Drive

San Jose, California 95110

(408) 452-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

The original QuantumScape Corporation was founded in 2010 with the mission to revolutionize energy storage to enable a sustainable future. More specifically, our goal has been to build the world’s best batteries, as measured by energy density, power density (charge time), cycle life, and safety. We are developing next generation battery technology for electric vehicles (“EVs” and other applications, focusing first on the transformation of the electrification of the automotive powertrain, an application that we believe represents both an important part of the solution to the emissions problem as well as an opportunity to create tremendous value over the coming decades.

We are at the beginning of a forecasted once-in-a-century shift in automotive powertrains, from internal combustion engines to clean EVs. While EV adoption is advancing, principally in the premium passenger car market, the International Energy Association (“IEA”) estimated that only approximately 3% of new sales of global light-vehicles in 2020 were EV’s. We believe that fundamental limitations of lithium-ion battery technology—limitations that affect range, useful life, charging time, cost and safety—inhibit more widespread adoption of EVs. We believe the market needs a step change in battery technology to make mass market EVs competitive with the fossil fuel alternative.

We have spent the last decade developing a proprietary solid-state battery technology to meet this challenge. Our lithium-metal solid-state battery technology is intended to provide greater energy density, longer life, faster charging, and greater safety than today’s lithium-ion batteries.

On November 25, 2020 (the “Closing Date”), the original QuantumScape Corporation, now named QuantumScape Battery, Inc. (“Legacy QuantumScape”), consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp., a special purpose acquisition company (“Kensington”). Legacy QuantumScape became a wholly-owned subsidiary of Kensington, and Kensington changed its name to QuantumScape Corporation. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QS”. Our Class B Common Stock is neither listed nor publicly traded.

Our principal executive offices are located at 1730 Technology Drive, San Jose, California, 95110, and our telephone number is (408) 452-2000.

The Offering

Shares of Common Stock Offered Hereunder

An aggregate of 254,319,175 outstanding shares of Class A Common Stock, which include Class A Common Stock issuable upon conversion of Class B Common Stock, 50,000,000 of which are beneficially held by certain subscribers (each, a “Subscriber”) who purchased such shares pursuant to separate subscription agreements and 204,319,175 of which are beneficially held by certain other stockholders of the Company.

33,584,478 shares of Class A Common Stock issuable upon the exercise of stock options and the vesting of restricted stock units that were issued by the Company.

All aforementioned shares were initially registered in our Initial Registration Statement, and no new shares are being registered under the Registration Statement.

Use of Proceeds	We will not receive any proceeds from the sale of our securities offered by the selling securityholders under this prospectus (the “Securities”). On August 24, 2021, we redeemed all outstanding public warrants that had not been exercised as of such date (the “Public Warrant Redemption Date”). We received an aggregate of $129.7 million from the cash exercise of public warrants prior to the Public Warrant Redemption Date, net of the amount paid for redemption of unexercised public warrants. On August 30, 2021, we gave notice to all holders of private placement warrants that such warrants would be redeemed on September 30, 2021 unless exercised prior to that date (the “Private Warrant Redemption Date”). Since all private placement warrants were exercised prior to the Private Warrant Redemption Date, none were redeemed and we received an aggregate of $21.7 million from the cash exercises of such warrants. As a result of such redemptions and exercises, no Company warrants remain outstanding. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Common Stock Outstanding

363,960,304 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock) prior to the exercise of the public warrants and the private placement warrants before each of the Private Redemption Date and the Public Redemption Date, any exercise of the stock options, and the vesting of all restricted stock units.

413,041,825 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock) after giving effect to the exercise of the public warrants and the private placement warrants before each of the Private Redemption Date and the Public Redemption Date, any exercise of all the selling securityholders’ stock options, and the vesting of all restricted stock units.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.

NYSE symbol	“QS” for our Class A Common Stock.

The number of shares of Common Stock outstanding is based on 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020 unless otherwise noted. The number of shares of Common Stock outstanding excludes the following:

•

68,328,358 shares of our Common Stock, 55,349,737 shares of which are issuable upon the exercise of options under our 2010 Equity Incentive Plan (the “2010 Plan”) with a weighted-average exercise price of $1.62 per share and 12,978,621 shares of which are issuable upon vesting of certain restricted stock units granted before November 25, 2020;

•	The exercise of 11,499,989 public warrants, 6,575,000 private placement warrants and 75,000 working capital warrants before each of the Private Redemption Date and the Public Redemption Date;

•	15,221,334 shares of Class A Common Stock that were issued and sold to VGA effective as of April 28, 2021 resulting from the achievement of a specified technical milestone before March 31, 2021; and

•	41,500,000 shares of our Class A Common Stock issuable and reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”).

RISK FACTOR SUMMARY

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company, as fully described below. The principal factors and uncertainties that make investing in our company risky include, among others:

•

We face significant challenges in our attempt to develop a solid-state battery cell and produce it at high volumes with acceptable quality, consistency, throughput and cost. The pace of development in materials science is often not predictable, and we may encounter delays and cost overruns related to planning, permitting, construction, equipment installation, utilities infrastructure installation and operations start-up of our manufacturing facilities. Delays or failures in accomplishing these and other development objectives may delay or prevent successful commercialization of our products.

•

We may not be able to establish supply relationships for necessary materials, components or equipment or may be required to pay more than anticipated for components or equipment, which could delay the introduction of our product and negatively impact our business.

•

Our relationship with Volkswagen is subject to various risks which could adversely affect our business and future prospects. There are no assurances that we will be able to commercialize solid-state batteries from our joint development relationship with Volkswagen.

•	If our batteries fail to perform as expected, our ability to develop, market and sell our batteries could be harmed.

•	We may not succeed in attracting customers during the development stage or for high volume commercial production, and our future growth and success depend on our ability to attract customers.

•

We may be unable to adequately control the costs associated with our operations and the components necessary to build our solid-state battery cells, and, if we are unable to control these costs and achieve cost advantages in our production of our solid-state battery cells at scale, our business will be adversely affected.

•	We rely heavily on our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.

•	We may need to defend ourselves against intellectual property infringement claims or other litigation, which may be time-consuming and could cause us to incur substantial costs.

•	We may not be able to accurately estimate the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue.

•	If we fail to accurately predict and forecast our manufacturing requirements, we could incur additional costs or experience delays.

•

The battery market continues to evolve, is highly competitive, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•	The trading price of our Class A Common Stock has been and may in the future continue to be subject to extreme volatility.

•

We have had to restate our previously issued financial statements and in connection with such process, identified a material weakness in our internal control over financial reporting. Although this material weakness has been remediated, we cannot provide assurances that additional material weaknesses, or significant deficiencies, will not occur in the future.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the Securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. On August 24, 2021, we redeemed all outstanding public warrants that had not been exercised as of such date. We received an aggregate of $129.7 million from the cash exercise of public warrants prior to the Public Warrant Redemption Date, net of the amount paid for redemption of unexercised public warrants. On August 30, 2021, we gave notice to all holders of private placement warrants that such warrants would be redeemed on September 30, 2021 unless exercised prior to that date. Since all private placement warrants were exercised prior to the Private Warrant Redemption Date, none were redeemed and we received an aggregate of $21.7 million from the cash exercises of such warrants. As a result of such redemptions and exercises, no Company warrants remain outstanding. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

We will bear all costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants, expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the Securities.

With respect to the registration of all other shares of Class A Common Stock offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

The description of our securities is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022.

PRINCIPAL AND SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 1, 2022 (unless otherwise specified), as adjusted to reflect the Securities that may be sold from time to time pursuant to this prospectus, for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors;

•	all executive officers and directors as a group; and

•	all selling securityholders, consisting of the entities and individuals shown as having securities listed in the column “Shares Being Offered.”

The shares of common stock originally offered by the selling securityholders hereunder include:

•	50,000,000 outstanding shares of our Class A Common Stock beneficially owned by the Subscribers;

•

237,903,653 shares of our Class A Common Stock (including 129,439,397 shares of Class A Common Stock issuable upon conversion of Class B Common Stock, 22,556,846 shares of Class A Common Stock issuable upon the exercise of stock options and 6,635,887 shares of Class A Common Stock issuable upon the vesting of restricted stock units) beneficially owned by affiliates and certain QuantumScape stockholders;

•

5,770,643 shares of our Class A Common Stock that were issuable upon exercise of the warrants before each of the Private Redemption Date and the Public Redemption Date that were transferred to members of Kensington Capital Sponsor LLC (the “Sponsor”) that occurred simultaneously with the consummation of the Business Combination, that were exercisable for one share of our Class A Common Stock at a price of $11.50 per share;

•

804,357 shares of our Class A Common Stock that were issuable upon exercise of the warrants before each of the Private Redemption Date and the Public Redemption Date that were transferred to an affiliate of the Sponsor that occurred simultaneously with the consummation of the Business Combination, that were exercisable for one share of our Class A Common Stock at a price of $11.50 per share;

•

75,000 shares of our Class A Common Stock that were issuable upon exercise of the warrants before each of the Private Redemption Date and the Public Redemption Date that were issued to an affiliate of the Sponsor that occurred simultaneously with the consummation of the Business Combination, that were exercisable for one share of our Class A Common Stock at a price of $11.50 per share; and

•	15,221,334 shares of Class A Common Stock issued and sold to VGA effective as of April 28, 2021 resulting from the achievement of a specified technical milestone before March 31, 2021.

Unless specifically indicated in the footnotes therein, the shares of Common Stock offered by the selling securityholders hereunder do not include:

•

46,126,859 shares of our Common Stock, 38,379,971 shares of which are issuable upon the exercise of options under our 2010 Plan with a weighted-average exercise price of $1.88 per share and 7,746,888 shares of which are issuable upon vesting of certain restricted stock units granted before November 25, 2020; and

•	42,087,416 shares of our Class A Common Stock issuable and reserved for future issuance under our 2020 Plan.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Class A Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.

We have based percentage ownership of our common stock prior to this offering on 334,793,716 shares of our Class A Common Stock and 95,267,246 shares of Class B Common Stock outstanding as of March 1, 2022 unless otherwise noted.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110.

	Shares Beneficially Owned Prior to the Offering				Shares Being Offered		Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock		Class A Common Stock	Class B Common Stock	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Number	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Volkswagen Group of America Investments, LLC(1)	68,236,103	20.38	17,980,436	18.87	53,014,769	17,980,436	15,221,334	4.55	—	—
Khosla Ventures III, LP(2)	1,286,463	*	30,609,901	32.13	1,286,463	30,609,901	—	—	—	—
Capricorn Libra Investment Group, LP(3)	17,991,722	5.37	—	—	17,991,722	—	—	—	—	—
KPCB Holdings, Inc., as nominee(4)	—	—	5,070,532	5.32	—	5,070,532	—	—	—	—

Named Executive Officers and Directors:
Jagdeep Singh(5)	12,362,265	3.60	16,936,341	17.41	12,362,265	16,936,341	—	—	—	—
Kevin Hettrich(6)	1,039,209	*	—	—	1,039,209	—	—	—	—	—
Dr. Timothy Holme(7)	1,050,949	*	11,869,295	12.44	1,050,949	11,869,295	—	—	—	—
Celina Mikolajczak	—	—	—	—	—	—	—	—	—	—
Dr. Mohit Singh(8)	2,481,068	*	—	—	2,481,068	—	—	—	—	—
Frank Blome(9)	—	—	—	—	—	—	—	—	—	—
Brad Buss(10)	760,168	*	—	—	760,168	—	—	—	—	—
Jeneanne Hanley	—	—	—	—	—	—	—	—	—	—
Susan Huppertz	—	—	—	—	—	—	—	—	—	—
Prof. Dr. Jürgen Leohold(11)	273,541	*	—	—	273,541	—	—	—	—	—
Gena Lovett	—	—	—	—	—	—	—	—	—	—
Justin Mirro(12)	1,734,056	*	—	—	1,734,056	—	—	—	—	—
Prof. Dr. Fritz Prinz(13)	833,200	*	11,484,541	12.06	833,200	11,484,541	—	—	—	—
Dipender Saluja(14)	2,744	*	—	—	2,744	—	—	—	—	—
JB Straubel(15)	871,382	*	—	—	871,382	—	—	—	—	—
Jens Wiese(16)	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (17 individuals)(17)	23,410,050	6.67	40,290,177	41.34	23,410,050	40,290,177	—	—	—	—

Other Selling Securityholders:
Alyeska Master Fund 3, LP(18)	8,800	*	—	—	8,800	—	—	—	—	—
Alyeska Master Fund, LP(18)	1,091,200	*	—	—	1,091,200	—	—	—	—	—
Antara Capital Master Fund LP(19)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Banque Pictet & Cie SA Geneva (Migros Pensionskasse)(20)	89,852	*	—	—	89,852	—	—	—	—	—
Baron Opportunity Fund(21)	200,000	*	—	—	200,000	—	—	—	—	—
Carilion Clinic(19)	750,000	*	—	—	750,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd(22)	600,000	*	—	—	600,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company, as Trustee(23)	396,717	*	—	—	396,717	—	—	—	—	—
Fidelity Advisor Series VII: Fidelity Advisor Technology Fund(23)	1,795,300	*	—	—	1,795,300	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee(23)	153,752	*	—	—	153,752	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust By: Its manager Fidelity Investments Canada ULC(23)	14,234	*	—	—	14,234	—	—	—	—	—
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee(23)	1,669,919	*	—	—	1,669,919	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering				Shares Being Offered		Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock		Class A Common Stock	Class B Common Stock	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Number	Number	Percentage	Number	Percentage
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(23)	1,738,239	*	—	—	1,738,239	—	—	—	—	—
Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(23)	230,044	*	—	—	230,044	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(23)	361,798	*	—	—	361,798	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(23)	4,323,831	2.08	—	—	4,323,831	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(23)	451,984	*	—	—	451,984	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(23)	7,205	*	—	—	7,205	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(23)	652,277	*	—	—	652,277	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio(23)	15,912	*	—	—	15,912	—	—	—	—	—
Hare & Co (LIUNA National (Industrial) Pension Fund)(20)	42,543	*	—	—	42,543	—	—	—	—	—
Hare & Co (LIUNA Staff & Affiliates Pension Fund)(20)	44,446	*	—	—	44,446	—	—	—	—	—
Hare & Co (National Elevator Industry Health Benefit Plan)(20)	30,234	*	—	—	30,234	—	—	—	—	—
Hare & Co (Penn Series Fund, Inc. Small Cap Growth Fund)(20)	71,157	*	—	—	71,157	—	—	—	—	—
Hartree Partners, LP(24)	900,000	*	—	—	900,000	—	—	—	—	—
ICS Opportunities, Ltd.(25)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
IFTCO (Ohio National Fund, Inc. – ON Janus Henderson Venture Portfolio)(20)	99,791	*	—	—	99,791	—	—	—	—	—
Inherent ESG Opportunity Master, LP(26)	1,800,000	*	—	—	1,800,000	—	—	—	—	—
Integrated Core Strategies (US) LLC(25)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Jane Street Global Trading, LLC(27)	400,000	*	—	—	400,000	—	—	—	—	—
Janus Henderson Capital Funds plc – Janus Henderson US Venture Fund(20)	114,304	*	—	—	114,304	—	—	—	—	—
Janus Henderson Triton Fund(23)	6,345,706	3.06	—	—	6,345,706	—	—	—	—	—
Janus Henderson Venture Fund(20)	2,036,185	*	—	—	2,036,185	—	—	—	—	—
JNL Multi-Manager Alternative Fund(28)	23,000	*	—	—	23,000	—	—	—	—	—
Kensington Capital Sponsor LLC Members(29)	4,005,102	1.93	—	—	4,005,102	—	—	—	—	—
Kepos Alpha Master Fund L.P.(30)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
Lugard Road Capital Master Fund LP(31)	2,250,000	1.08	—	—	2,250,000	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund LP(32)	795,795	*	—	—	795,795	—	—	—	—	—
Luxor Capital Partners, LP(32)	1,141,310	*	—	—	1,141,310	—	—	—	—	—
Luxor Wavefront, LP(32)	312,895	*	—	—	312,895	—	—	—	—	—
M. Gardiner & Co. (Nationwide Savings Plan)(20)	125,782	*	—	—	125,782	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited(33)	300,000	*	—	—	300,000	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited(33)	300,000	*	—	—	300,000	—	—	—	—	—
Norges Bank (the Central Bank of Norway)	6,500,000	3.13	—	—	6,500,000	—	—	—	—	—
Omni Partners(34)	400,000	*	—	—	400,000	—	—	—	—	—
Retirement Plan of Carilion Clinic(19)	750,000	*	—	—	750,000	—	—	—	—	—
Scopus Asset Management, L.P.(35)	300,000	*	—	—	300,000	—	—	—	—	—
Senator Global Opportunity Master Fund L.P.(36)	4,400,000	2.12	—	—	4,400,000	—	—	—	—	—
The Merger Fund VL(28)	9,000	*	—	—	9,000	—	—	—	—	—
The Merger Fund(28)	168,500	*	—	—	168,500	—	—	—	—	—
Variable Insurance Products Fund IV: Technology Portfolio(23)	688,788	*	—	—	688,788	—	—	—	—	—

	Shares Beneficially Owned Prior to the Offering				Shares Being Offered		Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock		Class A Common Stock	Class B Common Stock	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Number	Number	Percentage	Number	Percentage
WCM Alternatives: Credit Event Fund(28)	17,000	*	—	—	17,000	—	—	—	—	—
WCM Alternatives: Event-Driven Fund(28)	57,500	*	—	—	57,500	—	—	—	—	—
WCM Master Trust(28)	25,000	*	—	—	25,000	—	—	—	—	—

*	Represents beneficial ownership of less than 1%.
(1)

Consists of 68,236,103 shares of Class A Common Stock and 17,980,436 shares of Class B Common Stock. The business address of Volkswagen Group of America Investments, LLC (“VGA”) is 220 Ferdinand Porsche Dr. Herndon, VA 20171.

(2)	Consists of 1,286,463 shares of Class A Common Stock and 30,609,901 shares of Class B Common Stock. The business address of Khosla Ventures III, LP is 2128 Sand Hill Road Menlo Park, CA 94025.
(3)

Consists of 1,604,056 shares of Class A Common Stock held by Technology Impact Growth Fund, LP, 2,701,784 shares of Class A Common Stock held by TIGF Direct Strategies LLC – Series 3, 13,560,540 shares of Class A Common Stock held by Capricorn-Libra Investment Group, LP, and 125,342 shares of Class A Common Stock held by TIGF Partners, LLC. TIGF Partners, LLC is the general partner of Technology Impact Growth Fund, LP and the manager of TIGF Direct Strategies LLC – Series 3. TIGF Partners, LLC is owned by Dipender Saluja (40%), Ion Yadigaroglu (40%) and Capricorn Investment Group, LLC (20%). The business address of each of these entities is 250 University Avenue Palo Alto, CA 94301.

(4)	Consists of 5,070,532 shares of Class B Common Stock. The business address of KPCB Holdings, Inc., as nominee is 2750 Sand Hill Road, Menlo Park, CA 94025.
(5)

Consists of (a) options to purchase 8,998,273 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022, (b) options to purchase 2,010,874 shares of Class B Common Stock that are exercisable within 60 days of March 1, 2022, (c) 707,529 shares of Class A Common Stock held by Mr. Singh, (d) 1,340,582 shares of Class B Common Stock held by Mr. Singh, (e) 3,517,105 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, (f) 3,517,105 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, (g) 970,877 shares of Class A Common Stock and 6,550,675 shares of Class B Common Stock held in trust by Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, (h) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, (i) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013, and (j) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013. Mr. Singh shares voting and dispositive power and is the trustee of each of Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013 and Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013.

(6)	Consists of (a) options to purchase 1,000,972 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022 and (b) 38,237 shares of Class A Common Stock held by Mr. Hettrich.
(7)

Consists of (a) options to purchase 1,001,414 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022, (b) options to purchase 183,292 shares of Class B Common Stock that are exercisable within 60 days of March 1, 2022 and (c) 49,535 shares of Class A Common Stock and 11,686,003 shares of Class B Common Stock held by Dr. Holme.

(8)	Consists of (a) options to purchase 2,461,738 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022 and (b) 19,330 shares of Class A Common Stock held by Dr. Singh.
(9)

Mr. Blome, a member of our board of directors, is Head of Volkswagen AG’s Battery Center of Excellence. Mr. Blome disclaims beneficial ownership of all shares held by VGA referred to in footnote (1) above.

(10)	Consists of (a) options to purchase 445,742 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022 and (b) 314,426 shares of Class A Common Stock held by Mr. Buss.
(11)

Consists of (a) options to purchase 126,246 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022 and (b) 147,295 shares of Class A Common Stock held by Prof. Dr. Leohold.

(12)

Consists of (a) 1,234,056 shares of Class A Common Stock held by Kensington Capital Partners, LLC, (b) 250,000 shares of Class A Common Stock held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020, and (c) 250,000 shares of Class A Common Stock held by the Kensington Capital Trust under an agreement dated June 27, 2020. Mr. Mirro is the managing member and sole owner of Kensington Capital Partners, LLC. Mr. Mirro is trustee of the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020 other than to the extent he may have a pecuniary interest therein, directly or indirectly. Mr. Mirro’s spouse serves as the trustee of the Kensington Capital Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Kensington Capital Trust under agreement dated June 27, 2020 other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(13)

Consists of (a) 519,920 shares of Class A Common Stock and 7,193,115 shares of Class B Common Stock held in trust by Friedrich Prinz and Gertrud Prinz, Trustees of The Prinz Family Trust dated September 17, 2018, (b) 156,640 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019, (c) 156,640 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019, (d) 1,055,131 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, and (e) 1,055,131 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020. Prof. Dr. Prinz shares voting and dispositive power and is the trustee of each of Friedrich Prinz and Gertrud Prinz, Trustees of The Prinz Family Trust dated September 17, 2018, Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020, Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019 and The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019.

(14)

Consists of 2,744 shares of Class A Common Stock held by Mr. Saluja. Mr. Saluja, a member of our board of directors, is Managing Director of Capricorn-Libra Investment Group, LP. Mr. Saluja disclaims beneficial ownership of all shares held by Capricorn-Libra Investment Group, LP referred to in footnote (3) above.

(15)	Consists of (a) options to purchase 469,208 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022 and (b) 402,174 shares of Class A Common Stock held by Mr. Straubel.
(16)

Mr. Wiese, a member of our board of directors, is Head of Volkswagen Group M&A, Investment Advisory, and Partnerships. Mr. Wiese disclaims beneficial ownership of all shares held by VGA referred to in footnote (1) above.

(17)

Consists of (a) options to purchase 16,403,267 shares of Class A Common Stock that are exercisable within 60 days of March 1, 2022, (b) options to purchase 2,194,166 shares of Class B Common Stock that are exercisable within 60 days of March 1, 2022, (c) 7,006,783 shares of Class A Common Stock, and (d) 38,096,011 shares of Class B Common Stock.

(18)

Alyeska Investment Group, L.P., the investment manager of the selling securityholder, has voting and investment control of the shares held by the selling securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(19)

Antara Capital LP, is the investment manager of the selling securityholder and may be deemed to have voting and dispositive power with respect to the shares. Himanshu Gulati is the Managing Member of Antara Capital LP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the selling securityholder. Mr. Gulati disclaims beneficial ownership of the shares of Class A Common Stock held by the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(20)

Janus Capital Management LLC (“Janus”) acts as the investment advisor to the selling securityholder and has the ability to make decisions with respect to the voting and disposition of the shares held by the selling securityholder. Under the terms of its management contract with the selling securityholder, Janus has the overall responsibility for directing the investments for the selling securityholder in accordance with its investment objectives, policies and limitations. The selling securityholder has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the voting and disposition of the shares held by selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(21)

Baron Opportunity Fund is an investment company registered under the Investment Company Act of 1940 and its business address is 767 Fifth Avenue, 48th Floor, New York, NY 10153. Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Opportunity Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Opportunity Fund. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(22)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(23)

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(24)

Hartree Partners, LP (“Hartree”) is managed by Hartree Partners GP, LLC (“Hartree GP”) as the general partner of Hartree. The management committee of Hartree GP is comprised of six members and such committee establishes the trading guidelines of Hartree. The address of Hartree and Hartree GP is 1185 Ave of the Americas, New York, NY 10036. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(25)

Consists of (a) 1,000,000 shares of Class A Common Stock beneficially owned by ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”) and (b) 1,500,000 shares of Class A Common Stock beneficially owned by Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”). Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, ICS Opportunities, ICS Opportunities II or Integrated Assets, as the case may be. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(26)

Inherent ESG Opportunity GP, LP (the “ESG GP”), is the general partner of the selling securityholder in this offering and may be deemed to have voting and dispositive power with respect to the shares. Anthony Davis is the Chief Executive Officer of ESG GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholders.

Mr. Davis disclaims beneficial ownership of the shares of common stock held by the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.
(27)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(28)

The address for The Merger Fund, The Merger Fund VL, WCM Alternatives: Event-Driven Fund, WCM Alternatives: Credit Event Fund, JNL Multi-Manager Alternative Fund, WCM Master Trust, Westchester Capital Management, LLC (“WCM”) and Westchester Capital Partners, LLC (“WCP”) is 100 Summit Lake Drive, Suite 220, Valhalla, NY 10595. WCM serves as investment advisor to The Merger Fund, The Merger Fund VL, WCM Alternatives: Event-Driven Fund and WCM Alternatives: Credit Event Fund and sub-advisor to JNL Multi-Manager Alternative Fund. WCP serves as investment advisor to WCM Master Trust. Mr. Roy D. Behren and Mr. Michael T. Shannon each serve as Co-Managers of WCM and Co-Managers of WCP. By virtue of these relationships, WCM, WCP and Messrs. Behren and Shannon may be deemed to beneficially own the shares held by these selling securityholders, however, each of WCM, WCP and Messrs. Behren and Shannon disclaim beneficial ownership of the shares held by these selling securityholders except to the extent of their pecuniary interest in such securities. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(29)

Consists of 9,775,745 shares of Class A Common Stock held by members of Kensington Capital Sponsor LLC as of December 23, 2020. This does not include the 5,770,643 private placement warrants that were exercisable prior to the Private Redemption Date. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(30)

Mark Carhart is the Managing Member of Kepos Partners MM LLC, the Managing Member of Kepos Partners LP, and the General Partner of selling securityholder. Mr. Carhart disclaims beneficial ownership of these securities. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(31)

Controlled by Jonathan Green, on behalf of Luxor Capital Group, LP, the investment manager of the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(32)

Controlled by Christian Leone, on behalf of Luxor Capital Group, LP, the investment manager of the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(33)

UBS O’Connor LLC (“UBS”) is the discretionary investment advisor for the selling securityholder. Kevin Russell, the Chief Investment Officer of UBS, is deemed to have power to vote or dispose of the shares held by the selling securityholder. The address of the selling securityholder and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, Illinois 60606. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(34)

Omni Partners LLP is the investment manager of the selling securityholder in this offering and may be deemed to have voting and dispositive power with respect to the shares. The partners of Omni Partners LLP are Steven Clark, Elissa Von Broembsen-Kluever and Scott Usher. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(35)

Consists of 300,000 shares of Class A Common Stock held by Scopus Asset Management, L.P. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of Scopus Capital, Inc. The business office of each of Scopus Asset Management, L.P., Scopus Capital, Inc. and Mr. Mitchell is 717 Fifth Ave., 21st Floor, New York, New York 10022. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

(36)

Senator Investment Group LP, or Senator, is investment manager of the selling securityholder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling securityholder. The percentage ownership of Common Stock is based on approximately 207,696,594 shares of Class A Common Stock and 156,263,710 shares of Class B Common Stock outstanding as of December 23, 2020.

PLAN OF DISTRIBUTION

We are registering the other Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. On August 24, 2021, we redeemed all outstanding public warrants that had not been exercised as of such date. We received an aggregate of $129,687,711.37 from the cash exercise of public warrants prior to the Public Warrant Redemption Date, net of the amount paid for redemption of unexercised public warrants. On August 30, 2021, we gave notice to all holders of private placement warrants that such warrants would be redeemed on September 30, 2021 unless exercised prior to that date. Since all private placement warrants were exercised prior to the Private Warrant Redemption Date, none were redeemed and we received an aggregate of $21,742,877.50 from the cash exercises of such warrants. As a result of such redemptions and exercises, no Company warrants remain outstanding. The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

With respect to those Securities being registered pursuant to the Registration Rights and Lock-Up Agreement, dated as of September 2, 2020, by and between QuantumScape, QuantumScape Battery, Inc. and certain investors, we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of QuantumScape Corporation appearing in QuantumScape Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021 and the effectiveness of QuantumScape Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

306,053,642 Shares

QuantumScape Corporation

Class A Common Stock

Prospectus

April 12, 2022